Exhibit 99.1

Sterling Reports Second Quarter 2023 Results

Continued Successful Execution Towards 2023 Goals and Long-Term Strategy

Extended Exclusive Partnership with ID.me Through 2028, Continuing Our Focus on Expanding Identity Verification Solutions

OHIO, August 8, 2023 (GLOBENEWSWIRE) – Sterling Check Corp. (NASDAQ: STER) (“Sterling” or “the Company”) a leading global provider of technology-enabled background and identity verification services, today announced financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 Highlights

All results compared to prior-year period.

•Revenues decreased 7.4% year-over-year to $190.4 million, in line with our prior expectations. Organic constant currency revenue decreased 10.1% and inorganic revenue growth was 3.2%.

•GAAP net income decreased year-over-year to $0.3 million, or $0.00 (as rounded) per diluted share, compared to GAAP net income of $11.6 million, or $0.12 per diluted share, for the prior year period.

•Adjusted EBITDA decreased 11.5% year-over-year to $50.0 million. Adjusted EBITDA Margin decreased 120 bps year-over-year to 26.3% yet exceeded our prior expectations.

•Adjusted Net Income decreased 19.4% year-over-year to $26.2 million. Adjusted Earnings Per Share - diluted decreased 15.2% year-over-year to $0.28 per diluted share.
Organic constant currency revenue growth (decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share - diluted are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable GAAP measures, as applicable.

Josh Peirez, Sterling CEO, said, “The second quarter of 2023 was an encouraging continuation of the first quarter with execution against our goals and solid results at or above our previous expectations. We made further progress on our key focus areas for 2023 and long-term strategy, including driving organic revenues, optimizing our cost profile, and integrating M&A. On the top line, we saw continued success in the revenue drivers within our control with positive trends in growth from new client wins, up-sell / cross-sell, and customer retention. Our full year expectations have been narrowed to reflect our updated expectations for full year base volumes given recent trends. Still, we are excited by our strong tailwinds for the second half of 2023 stemming from ramping new clients, product up-sells, and strengthening win rates. We also continue to expand our industry-leading global capabilities in Identity with the recent extension of our exclusive agreement with ID.me in the U.S. through 2028 and the roll-out of digital identity verification services overseas with Yoti.

“On profitability, we are very pleased with our continued progress, delivering on our cost optimization program during the second quarter and driving margins ahead of our expectations. We expect our ongoing execution in the cost optimization program to drive margin expansion in 2023 even in the absence of full-year revenue growth. Even more importantly, we expect these strategic initiatives centered around focused automation, efficiency, and process re-engineering to result in a stronger, more scalable, and more profitable company for the long-term.”

Second Quarter 2023 Results

	Three Months Ended June 30,
	2022	2023	Change
(in thousands, except per share data and percentages)
Revenues	$205,591	$190,384	(7.4)%
Net income	$11,571	$323	(97.2)%
Net income margin	5.6%	0.2%	(540) bps
Net income per share - diluted	$0.12	$0.00	N/M
Adjusted EBITDA(1)	$56,472	$49,997	(11.5)%
Adjusted EBITDA Margin(1)	27.5%	26.3%	(120) bps
Adjusted Net Income(1)	$32,499	$26,204	(19.4)%
Adjusted Earnings Per Share - diluted	$0.33	$0.28	(15.2)%
_______________________
N/M—Not meaningful.
(1) Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share - diluted are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable GAAP measures.

Revenue for the second quarter of 2023 was $190.4 million, a decrease of $15.2 million, or 7.4%, compared to $205.6 million for the second quarter of 2022, which was a Company record for quarterly revenue. The revenue decrease for the second quarter of 2023 included a 10.1% organic constant currency revenue decrease and 0.5% drag due to the impact of fluctuations in foreign exchange currency rates, partially offset by 3.2% inorganic revenue growth from the acquisitions of Socrates and A-Check. The organic constant currency decrease in revenue was driven by an expected decrease in base business with existing clients due to macro uncertainty, which offset growth of 10% from the combination of new clients and up-sell / cross-sell.

Balance Sheet and Cash Flow

As of June 30, 2023, cash and cash equivalents were $48.8 million and total debt was $501.7 million, compared to cash and cash equivalents of $103.1 million and total debt of $505.5 million as of December 31, 2022. The decrease in cash since December 31, 2022 was primarily driven by the acquisitions of Socrates and A-Check (net purchase price of $48.6 million) and repurchases of Sterling’s common stock ($25.3 million) during the first six months of 2023, which offset growth in free cash flow. Sterling ended the second quarter of 2023 with a net leverage ratio of 2.4x net debt to Adjusted EBITDA. As of June 30, 2023, available borrowings under Sterling’s revolving credit facility, net of letters of credit outstanding, were $193.8 million.

For the six months ended June 30, 2023, Sterling generated net cash provided by operating activities of $32.9 million, compared to $33.3 million for the prior year period. Capital expenditures for the six months ended June 30, 2023 totaled $9.2 million, compared to $10.9 million for the prior year period. For the six months ended June 30, 2023, Sterling had $23.7 million of Free Cash Flow, compared to $22.4 million of Free Cash Flow for the prior year period. The increase in Free Cash Flow compared to the prior year period was primarily driven by an improvement in cash flow from our interest rate hedging program and a decrease in capital expenditures, partially offset by an increase in interest expense.

Free Cash Flow is a non-GAAP measure. Please see the schedule accompanying this earnings release for a reconciliation of Free Cash Flow to net cash provided by operating activities, its most directly comparable GAAP measure.

Full Year 2023 Guidance

Sterling is providing updated guidance for full year 2023 as detailed below. The following forward-looking statements reflect Sterling’s expectations as of today’s date. Actual results may differ materially.

	Previous Guidance - May 9, 2023		Updated Guidance - August 8, 2023
(dollars in millions)	Amount	Year-over-year growth	Amount	Year-over-year growth

Revenues	$760 - $800	(1.0)% - 4.0%	$760 - $780	(1.0)% - 1.0%
Adjusted EBITDA	$198 - $218	0.0% - 10.0%	$198 - $208	0.0% - 5.0%
Adjusted Net Income	$106 - $121	0.0% - 14.0%	$106 - $114	0.0% - 7.0%

Sterling’s full-year 2023 guidance ranges reflect expectations that recent macroeconomic conditions will continue through the year and the Company’s results improve through the year.

Sterling has not presented a quantitative reconciliation of the forward-looking non-GAAP financial measures “Adjusted EBITDA” and “Adjusted Net Income” to their most directly comparable GAAP financial measure because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of and the periods in which such items may be recognized.

Conference Call Details

Sterling will hold a conference call to discuss the second quarter of 2023 financial results today, August 8, 2023 at 8:30 AM Eastern Time.

To register for the conference call, please visit Sterling’s investor relations website at https://investor.sterlingcheck.com under “News & Events”. Participants may also access the conference call by dialing 1-833-470-1428 (U.S.) or 1-929-526-1599 (outside the U.S.) and using conference code 402363 approximately ten minutes before the start of the call. A live audio webcast of the conference call, together with related presentation materials, will also be available on Sterling’s investor relations website at https://investor.sterlingcheck.com under “News & Events”.

A replay, along with the related presentation materials, will be available after the conclusion of the call on Sterling’s investor relations website under “News & Events” or by dialing 1-866-813-9403, access code 698314. The telephone replay will be available through Tuesday, August 22, 2023.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it is intended that all forward-looking statements that we make will be subject to the safe harbor protections created thereby. Forward-looking statements can be identified by forward-looking terminology such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “will” or “would,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements that address guidance, outlook, targets, market trends or projections about the future, and statements regarding Sterling’s expectations, beliefs, plans, strategies, objectives, prospects or assumptions, or statements regarding future events or performance, contained in this release are forward-looking statements. Sterling has based these forward-looking statements on current expectations, assumptions, estimates and projections. Such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Sterling’s control. These and other important factors, including those discussed more fully elsewhere in this release and in the Company’s filings with the Securities and Exchange Commission, particularly Sterling’s most recently filed Annual Report on Form 10-K and Sterling's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements, or could affect Sterling’s share price. The forward-looking statements contained in this release are not guarantees of future performance and actual results of operations, financial condition, and liquidity, and the development of the industry in which Sterling operates, may differ materially from the forward-looking statements contained in this release. Any forward-looking statement made in this release speaks only as of the date of such statement. Except as required by law, Sterling does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.

Non-GAAP Financial Information

This report contains “non-GAAP financial measures,” which are financial measures that are not calculated and presented in accordance with GAAP.
Specifically, Sterling makes use of the non-GAAP financial measures “organic constant currency revenue growth (decline)”, “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Earnings Per Share” and “Free Cash Flow” to assess the performance of its business.
Organic constant currency revenue growth (decline) is calculated by adjusting for inorganic revenue growth (decline), which is defined as the impact to revenue growth (decline) in the current period from merger and acquisition (“M&A”) activity that has occurred over the past twelve months, and converting the current period revenue at foreign currency exchange rates consistent with the prior period. For the three and six months ended June 30, 2022 and 2023, we have provided the impact of revenue from the acquisitions of Employment Background Investigations, Inc. (“EBI”) in November 2021 and Socrates and A-Check during the first quarter of 2023. We present organic constant currency revenue growth (decline) because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance; however, it has limitations as an analytical tool, and you should not consider such a measure either in isolation or as a substitute for analyzing our results as reported under GAAP. In particular, organic constant currency revenue growth (decline) does not reflect M&A activity or the impact of foreign currency exchange rate fluctuations.
Adjusted EBITDA is defined as net income (loss) adjusted for provision (benefit) for income taxes, interest expense, depreciation and amortization, stock-based compensation, transaction expenses related to the IPO, one-time public company transition expenses and costs associated with financing transactions, M&A activity, optimization and restructuring, technology transformation costs, foreign currency (gains) and losses and other costs affecting comparability. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue for the applicable period. We present Adjusted EBITDA and Adjusted EBITDA Margin because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management and our board of directors use Adjusted EBITDA and Adjusted EBITDA Margin to evaluate the factors and trends affecting our business to assess our financial performance and in preparing and approving our annual budget and believe they are helpful in highlighting trends in our core operating performance. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA. Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools and should not be considered in isolation or as substitutes for our results as reported under GAAP. Adjusted EBITDA excludes items that can have a significant effect on our profit or loss and should, therefore, be considered only in conjunction with net income (loss) for the period. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.

Adjusted Net Income is a non-GAAP profitability measure. Adjusted Net Income is defined as net income (loss) adjusted for amortization of acquired intangible assets, stock-based compensation, transaction expenses related to the IPO, one-time public company transition expenses and costs associated with financing transactions, M&A activity, optimization and restructuring, technology transformation costs, and certain other costs affecting comparability, adjusted for the applicable tax rate. Adjusted Earnings Per Share is defined as Adjusted Net Income divided by diluted weighted average shares for the applicable period. We present Adjusted Net Income and Adjusted Earnings Per Share because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding certain material non-cash items and unusual items that we do not expect to continue at the same level in the future. Our management believes that the inclusion of supplementary adjustments to net income (loss) applied in presenting Adjusted Net Income provide additional information to investors about certain material non-cash items and about items that we do not expect to continue at the same level in the future. Adjusted Net Income and Adjusted Earnings Per Share have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.
Free Cash Flow is defined as Net Cash provided by (used in) Operating Activities minus purchases of property and equipment and purchases of intangible assets and capitalized software. We present Free Cash Flow because we believe it provides cash available for strategic measures, after making necessary capital investments in property and equipment to support ongoing business operations, and provides investors with the same measures that management uses as the basis for making resource allocation decisions. Free Cash Flow has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported under GAAP. Historically, we presented Adjusted Free Cash Flow, defined as Net Cash provided by (used in) Operating Activities minus purchases of property and equipment and purchases of intangible assets and capitalized software and reflecting adjustments for one-time, cash, non-operating expenses related to the IPO. As there are no adjustments related to the IPO for the three and six months ended June 30, 2022 and 2023, nor in the subsequent periods from such dates, management believes that Free Cash Flow is a more relevant measure.

About Sterling

Sterling—a leading provider of background and identity services—offers background and identity verification to help over 50,000 clients create people-first cultures built on foundations of trust and safety. Sterling’s tech-enabled services help organizations across all industries establish great environments for their workers, partners, and customers. With operations around the world, Sterling conducted more than 110 million searches in the twelve months ended December 31, 2022.

Contacts

Investors
Judah Sokel
IR@sterlingcheck.com

Media
Angela Stelle
Angela.Stelle@sterlingcheck.com

CONSOLIDATED FINANCIAL STATEMENTS
STERLING CHECK CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2022	2023	2022	2023

REVENUES	$205,591	$190,384	$397,563	$369,658
OPERATING EXPENSES:
Cost of revenues (exclusive of depreciation and amortization below)	107,576	102,056	208,532	196,810
Corporate technology and production systems	12,539	11,428	25,091	23,380
Selling, general and administrative	41,886	44,910	84,219	92,361
Depreciation and amortization	19,872	16,120	40,028	31,242
Impairments and disposals of long-lived assets	612	7,039	612	7,145
Total operating expenses	182,485	181,553	358,482	350,938
OPERATING INCOME	23,106	8,831	39,081	18,720
OTHER EXPENSE (INCOME):
Interest expense, net	6,619	8,990	12,955	17,598
Loss (gain) on interest rate swaps	32	—	(296)	—
Other income	(508)	(397)	(862)	(809)
Total other expense, net	6,143	8,593	11,797	16,789
INCOME BEFORE INCOME TAXES	16,963	238	27,284	1,931
Income tax provision (benefit)	5,392	(85)	9,477	1,017
NET INCOME	$11,571	$323	$17,807	$914
Unrealized gain (loss) on hedged transactions, net of tax (benefit) expense of $0, $(1,671), $0 and $144, respectively	—	4,751	—	(408)
Foreign currency translation adjustments, net of tax of $0, $0, $0 and $0, respectively	(3,483)	955	(3,200)	1,637
Total other comprehensive (loss) income	(3,483)	5,706	(3,200)	1,229
COMPREHENSIVE INCOME	$8,088	$6,029	$14,607	$2,143

Net income per share attributable to stockholders
Basic	$0.12	$0.00	$0.19	$0.01
Diluted	$0.12	$0.00	$0.18	$0.01
Weighted average number of shares outstanding
Basic	94,024,970	92,723,901	93,996,553	92,800,279
Diluted	99,344,563	94,498,666	99,265,668	94,924,080

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)	December 31, 2022	June 30, 2023

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$103,095	$48,817
Accounts receivable (net of allowance of $3,200 and $3,194 as of December 31, 2022 and June 30, 2023, respectively)	139,579	151,274
Insurance receivable	921	3,421
Prepaid expenses	13,433	11,795
Other current assets	13,654	24,847
Total current assets	270,682	240,154
Property and equipment, net	10,341	7,354
Goodwill	849,609	878,696
Intangible assets, net	241,036	251,031
Deferred income taxes	4,452	4,642
Operating leases right-of-use asset	20,084	7,514
Other noncurrent assets, net	11,050	11,212
TOTAL ASSETS	$1,407,254	$1,400,603
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$38,372	$40,017
Litigation settlement obligation	4,165	6,013
Accrued expenses	67,047	58,118
Current portion of long-term debt	7,500	11,250
Operating leases liability, current portion	3,717	4,069
Other current liabilities	12,939	13,712
Total current liabilities	133,740	133,179
Long-term debt, net	493,990	486,882
Deferred income taxes	23,707	31,531
Long-term operating leases liability, net of current portion	16,835	10,182
Other liabilities	2,336	7,942
Total liabilities	$670,608	$669,716
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock ($0.01 par value; 100,000,000 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 1,000,000,000 shares authorized; 97,765,120 shares issued and 96,717,883 shares outstanding as of December 31, 2022; 99,810,027 shares issued and 96,758,662 shares outstanding as of June 30, 2023)	76	96
Additional paid-in capital	942,789	960,781
Common stock held in treasury (1,047,237 and 3,051,365 shares as of December 31, 2022 and June 30, 2023, respectively)	(14,859)	(40,773)
Accumulated deficit	(186,448)	(185,534)
Accumulated other comprehensive loss	(4,912)	(3,683)
Total stockholders’ equity	736,646	730,887
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,407,254	$1,400,603

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
(in thousands)	2022	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$17,807	$914
Adjustments to reconcile net income to net cash provided by operations
Depreciation and amortization	40,028	31,242
Deferred income taxes	3,409	188
Stock-based compensation	11,131	17,401
Impairments and disposals of long-lived assets	612	7,145
Provision for bad debts	659	459
Amortization of financing fees	218	539
Amortization of debt discount	959	392
Deferred rent	(146)	1,023
Unrealized translation (gain) loss on investment in foreign subsidiaries	(1,220)	108
Changes in fair value of derivatives	(4,102)	—
Interest rate swap settlements	—	585
Changes in operating assets and liabilities
Accounts receivable	(36,451)	(7,399)
Insurance receivable	—	(2,500)
Prepaid expenses	(702)	2,251
Other assets	(3,180)	(8,650)
Accounts payable	14,249	1,314
Litigation settlement obligation	—	1,848
Accrued expenses	(8,610)	(10,515)
Other liabilities	(1,382)	(3,447)
Net cash provided by operating activities	33,279	32,898
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(3,266)	(593)
Purchases of intangible assets and capitalized software	(7,616)	(8,589)
Acquisitions, net of cash acquired	—	(48,641)
Proceeds from disposition of property and equipment	9	125
Net cash used in investing activities	(10,873)	(57,698)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	814	611
Repurchases of common stock	—	(25,342)
Payments of initial public offering issuance costs	(225)	—
Cash paid for tax withholding on vesting of restricted shares	—	(572)
Payments of long-term debt	(3,231)	(3,750)
Payment of contingent consideration for acquisition	(215)	(305)
Payments of finance lease obligations	(1)	—
Net cash used in financing activities	(2,858)	(29,358)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(1,735)	(120)
NET CHANGE IN CASH AND CASH EQUIVALENTS	17,813	(54,278)
CASH AND CASH EQUIVALENTS
Beginning of period	47,998	103,095
Cash and cash equivalents at end of period	$65,811	$48,817

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for
Interest, net of capitalized amounts of $150 and $189 for the six months ended June 30, 2022 and 2023, respectively	$17,225	$20,239
Income taxes	9,531	9,703
Noncash investing activities
Purchases of property and equipment in accounts payable and accrued expenses	222	165
Noncash purchase price of business combinations	—	4,706

RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASURES

The following table reconciles revenue growth (decline), the most directly comparable GAAP measure, to organic constant currency revenue growth (decline) for the three and six months ended June 30, 2023. For the three and six months ended June 30, 2023, we have provided the impact of revenue from the acquisitions of Socrates and A-Check.

	Three Months Ended June 30, 2023	Six Months Ended June 30, 2023
Reported revenue decline	(7.4)%	(7.0)%
Inorganic revenue growth(1)	3.2%	2.4%
Impact from foreign currency exchange(2)	(0.5)%	(0.7)%
Organic constant currency revenue decline	(10.1)%	(8.7)%
_______________
(1) Impact to revenue growth (decline) in the current period from M&A activity that has occurred over the past twelve months.
(2) Impact to revenue growth (decline) in the current period from fluctuations in foreign currency exchange rates.

The following table reconciles net income, the most directly comparable GAAP measure, to Adjusted EBITDA for the three and six months ended June 30, 2022 and 2023.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
(dollars in thousands)
Net income	$11,571	$323	$17,807	$914
Income tax provision (benefit)	5,392	(85)	9,477	1,017
Interest expense, net	6,619	8,990	12,955	17,598
Depreciation and amortization	19,872	16,120	40,028	31,242
Stock-based compensation	6,023	9,358	11,131	17,401
Transaction expenses(1)	1,894	3,133	3,782	8,259
Restructuring(2)	836	11,490	1,182	14,763
Technology transformation(3)	4,537	179	8,299	3,412
Loss (gain) on interest rate swaps(4)	32	—	(296)	—
Other(5)	(304)	489	(257)	946
Adjusted EBITDA	$56,472	$49,997	$104,108	$95,552
Adjusted EBITDA Margin	27.5%	26.3%	26.2%	25.8%
_______________
(1)    Consists of transaction expenses related to M&A, associated earn-outs, costs related to the preparation of the IPO, one-time public company transition expenses and fees associated with financing transactions. For the three months ended June 30, 2022, costs consisted primarily of $1.1 million of one-time public company transition expenses and $0.8 million in costs related to M&A. For the three months ended June 30, 2023, costs consisted primarily of $1.9 million of M&A related costs for the acquisitions of Socrates and A-Check and $1.2 million of costs to support the secondary public offering in June 2023. For the six months ended June 30, 2022, costs consisted primarily of $2.6 million of one-time public company transition expenses and $1.1 million in costs related to M&A. For the six months ended June 30, 2023, costs consisted primarily of $4.6 million of M&A related costs for the acquisitions of Socrates and A-Check, $1.2 million of M&A costs for the EBI acquisition primarily due to the acceleration of contract costs related to the completion of the EBI platform migration, and $2.5 million of registration statement costs, costs to support the secondary public offering in June 2023, one-time public company transition expenses and expenses related to executing our interest rate swap.
(2)    Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally. In 2022, we began executing on a restructuring program to realign senior leadership and functions with the goal of elevating our go-to-market strategy and accelerating our technology and product innovation. At the end of 2022, we also launched Project Nucleus which we expect to drive meaningful cost savings and efficiency gains in our cost of revenues. For the three months ended June 30, 2022, costs consisted of $0.8 million in expenses related to our real estate consolidation program primarily related to the exit of EBI’s office. For the three months ended June 30, 2023, costs consisted of $8.9 million in connection with executing against our real estate consolidation program which included a $5.3 million impairment charge on right-of-use assets, $1.9 million of accelerated rent and facilities costs, and $1.7 million of fixed asset disposals. The remaining $2.6 million consists of restructuring-related charges to support our strategy refresh and the execution of Project Nucleus. For the six months ended June 30, 2022, costs consisted of $1.2 million in expenses related to our real estate consolidation program, primarily due to the exit of EBI’s office. For the six months ended June 30, 2023, costs consisted of $9.2 million of real estate consolidation costs and $5.5 million of restructuring-related charges.
(3)    Includes costs related to technology modernization, as well as costs related to decommissioning of on-premise production systems and redundant fulfillment systems of acquired companies and the migration to our platform. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, a three-phase strategic investment initiative launched in 2019 to create an enterprise-class global platform, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure. Phase two of Project Ignite was completed in 2022 and phase three of Project Ignite was completed in the first quarter of 2023. For the three months ended June 30, 2022, investment related to Project Ignite was $3.7 million and the remaining $0.8 million related to costs for decommissioning of the on-premise production system and decommissioning of the redundant fulfillment system of EBI and migrating onto our platform. For the three months ended June 30, 2023, $0.2 million related to decommissioning of the redundant production and fulfillment systems of A-Check and the redundant fulfillment systems of Socrates. For the six months ended June 30, 2022, investment related to Project Ignite was $6.9 million and the remaining $1.3 million related to costs for decommissioning of the on-premise production system and decommissioning of the redundant fulfillment system of EBI and migrating onto our platform. For the six months ended June 30, 2023, investment related to the conclusion of Project Ignite was $3.1 million and the remaining $0.3 million related to costs for decommissioning of the on-premise production system and decommissioning of the redundant fulfillment system of EBI and migrating onto our platform and decommissioning costs of the A-Check and Socrates systems.
(4)    Consists of gains or losses on historical non-designated derivative interest rate swaps. See Part I. Item 3. “Quantitative and Qualitative Disclosures about Market Risk— Interest Rate Risk” in our Form 10-Q for the quarterly period ended June 30, 2023 for additional information on interest rate swaps.
(5) Consists of gains or losses on foreign currency transactions and impairment of capitalized software.

The following table presents the calculation of Net income margin and Adjusted EBITDA Margin for the three and six months ended June 30, 2022 and 2023.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
(dollars in thousands)
Net income	$11,571	$323	$17,807	$914
Adjusted EBITDA	56,472	49,997	104,108	95,552
Revenues	205,591	190,384	397,563	369,658
Net income margin	5.6%	0.2%	4.5%	0.2%
Adjusted EBITDA Margin	27.5%	26.3%	26.2%	25.8%

The following table reconciles net income, the most directly comparable GAAP measure, to Adjusted Net Income and Adjusted Earnings Per Share for the three and six months ended June 30, 2022 and 2023.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
(in thousands, except per share amounts)
Net income	$11,571	$323	$17,807	$914
Income tax provision (benefit)	5,392	(85)	9,477	1,017
Income before income taxes	16,963	238	27,284	1,931
Amortization of acquired intangible assets	13,363	10,625	27,127	20,686
Stock-based compensation	6,023	9,358	11,131	17,401
Transaction expenses(1)	1,894	3,133	3,782	8,259
Restructuring(2)	836	11,490	1,182	14,763
Technology transformation(3)	4,537	179	8,299	3,412
Loss (gain) on interest rate swaps(4)	32	—	(296)	—
Other(5)	(304)	489	(257)	946
Adjusted Net Income before income tax effect	43,344	35,512	78,252	67,398
Income tax effect(6)	10,845	9,308	21,352	17,908
Adjusted Net Income	$32,499	26,204	$56,900	49,490
Net Income per share – basic	$0.12	$0.00	$0.19	$0.01
Net Income per share – diluted	$0.12	$0.00	$0.18	$0.01
Adjusted Earnings Per Share – basic	0.35	0.28	0.61	0.53
Adjusted Earnings Per Share – diluted	0.33	0.28	0.57	0.52
_______________
(1)    Consists of transaction expenses related to M&A, associated earn-outs, investor management fees, costs related to the preparation of the IPO, one-time public company transition expenses and fees associated with financing transactions.
(2)    Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally. In 2022, we began executing on a restructuring program to realign senior leadership and functions with the goal of elevating our go-to-market strategy and accelerating our technology and product innovation. At the end of 2022, we also launched Project Nucleus which we expect to drive meaningful cost savings and efficiency gains in our cost of revenues.
(3)    Includes costs related to technology modernization and acquisition-related technology integration and migration efforts. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure.
(4)    Consists of gains or losses on historical non-designated derivative interest rate swaps. See Part I. Item 3. “Quantitative and Qualitative Disclosures about Market Risk—Interest Rate Risk” in our Form 10-Q for the quarterly period ended June 30, 2023 for additional information on interest rate swaps.
(5)    Consists of gains or losses on foreign currency transactions and impairment of capitalized software.
(6)    Normalized effective tax rates of 25.0% and 26.2% have been used to compute Adjusted Net Income for the three months ended June 30, 2022 and 2023, respectively. Normalized effective tax rates of 27.3% and 26.6% have been used to compute Adjusted Net Income for the six months ended June 30, 2022 and 2023, respectively. As of December 31, 2022, we had net operating loss carryforwards of approximately $16.3 million for federal income tax purposes and deferred tax assets of approximately $6.3 million related to state and foreign income tax loss carryforwards available to reduce future income subject to income taxes. The amount of actual cash taxes we pay for federal, state, and foreign income taxes differs significantly from the effective income tax rate computed in accordance with GAAP, and from the normalized rate shown above.

The following table reconciles net income per share, the most directly comparable GAAP measure, to Adjusted Earnings Per Share for the three and six months ended June 30, 2022 and 2023.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share amounts)	2022	2023	2022	2023
Net income	$11,571	$323	$17,807	$914
Less: Undistributed amounts allocated to participating securities	—	—	—	—
Undistributed income allocated to stockholders	$11,571	$323	$17,807	$914

Weighted average number of shares outstanding – basic	94,024,970	92,723,901	93,996,553	92,800,279
Weighted average number of shares outstanding – diluted	99,344,563	94,498,666	99,265,668	94,924,080
Net income per share – basic	$0.12	$0.00	$0.19	$0.01
Net income per share – diluted	$0.12	$0.00	$0.18	$0.01

Adjusted Net Income	$32,499	$26,204	$56,900	$49,490
Less: Undistributed amounts allocated to participating securities	—	—	—	—
Undistributed income allocated to stockholders	$32,499	$26,204	$56,900	$49,490

Weighted average number of shares outstanding – basic	94,024,970	92,723,901	93,996,553	92,800,279
Weighted average number of shares outstanding – diluted	99,344,563	94,498,666	99,265,668	94,924,080
Adjusted Earnings Per Share - basic	$0.35	$0.28	$0.61	$0.53
Adjusted Earnings Per Share - diluted	$0.33	$0.28	$0.57	$0.52

The following table presents the calculation of Adjusted Diluted Earnings Per Share for the three and six months ended June 30, 2022 and 2023.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2023	2022	2023
Net income per share – diluted	$0.12	$0.00	$0.18	$0.01
Adjusted Net Income adjustments per share
Income tax expense	0.05	$0.00	0.09	0.01
Amortization of acquired intangible assets	0.13	0.11	0.27	0.22
Stock-based compensation	0.06	0.10	0.11	0.18
Transaction expenses(1)	0.02	0.04	0.04	0.09
Restructuring(2)	0.01	0.12	0.01	0.16
Technology transformation(3)	0.05	0.00	0.09	0.03
Loss (gain) on interest rate swaps(4)	0.00	—	0.00	—
Other(5)	0.00	0.01	0.00	0.01
Income tax effect(6)	(0.11)	(0.10)	(0.22)	(0.19)
Adjusted Earnings Per Share – diluted	$0.33	$0.28	$0.57	$0.52

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding – diluted (GAAP)	99,344,563	94,498,666	99,265,668	94,924,080
Options not included in weighted average number of shares outstanding – diluted (GAAP) (using treasury stock method)	—	—	—	—
Weighted average number of shares outstanding – diluted (non-GAAP) (using treasury stock method)	99,344,563	94,498,666	99,265,668	94,924,080
_______________
(1)Consists of transaction expenses related to M&A, associated earn-outs, investor management fees, costs related to the preparation of the IPO, one-time public company transition expenses and fees associated with financing transactions.
(2) Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally. In 2022, we began executing on a restructuring program to realign senior leadership and functions with the goal of elevating our go-to-market strategy and accelerating our technology and product innovation. At the end of 2022, we also launched Project Nucleus which we expect to drive meaningful cost savings and efficiency gains in our cost of revenues.
(3) Includes costs related to technology modernization and acquisition-related technology integration and migration efforts. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure.
(4)    Consists of gains or losses on historical non-designated derivative interest rate swaps. See Part I. Item 3. “Quantitative and Qualitative Disclosures about Market Risk— Interest Rate Risk” in our Form 10-Q for the quarterly period ended June 30, 2023 for additional information on interest rate swaps.
(5) Consists of gains or losses on foreign currency transactions and impairment of capitalized software.
(6)     Normalized effective tax rates of 25.0% and 26.2% have been used to compute Adjusted Net Income for the three months ended June 30, 2022 and 2023, respectively. Normalized effective tax rates of 27.3% and 26.6% have been used to compute Adjusted Net Income for the six months ended June 30, 2022 and 2023, respectively. As of December 31, 2022, we had net operating loss carryforwards of approximately $16.3 million for federal income tax purposes and deferred tax assets of approximately $6.3 million related to state and foreign income tax loss carryforwards available to reduce future income subject to income taxes. The amount of actual cash taxes we pay for federal, state, and foreign income taxes differs significantly from the effective income tax rate computed in accordance with GAAP, and from the normalized rate shown above.

For further detail, see the footnotes to Part I. Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023.

The following table reconciles net cash flow provided by operating activities, the most directly comparable GAAP measure, to Free Cash Flow for the three and six months ended June 30, 2022 and 2023.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2023	2022	2023
Net cash provided by operating activities	$29,834	$21,616	$33,279	$32,898
Purchases of intangible assets and capitalized software	(3,874)	(4,469)	(7,616)	(8,589)
Purchases of property and equipment	(1,771)	(453)	(3,266)	(593)
Free Cash Flow	$24,189	$16,694	$22,397	$23,716